UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2025

Avient Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-16091	34-1730488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33587 Walker Road Avon Lake, Ohio	44012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01 per share	AVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Term Loan Agreement

On March 12, 2025, Avient Corporation, an Ohio corporation (the “Company”), and certain subsidiaries of the Company amended its secured Term Loan Agreement (as defined below) to create a new tranche of term loans (the “Term B-9 Loans”) in an initial principal amount of $721 million, the proceeds of which were used to refinance all of the outstanding term loans under the Term Loan Agreement. The Amendment Agreement (as defined below) reduced the interest rate applicable to all of the term loans under the Term Loan Agreement by 25 basis points.

The Term B-9 Loans will bear interest, at the Company’s election, at either of the following rates: (a) the sum of Adjusted Term SOFR (as defined in the Term Loan Agreement) plus 1.75%, or (b) the sum of the Base Rate (as defined in the Term Loan Agreement) plus 0.75%.

The Company entered into Amendment Agreement No. 10 (the “Amendment Agreement”) with Citibank, N.A., as administrative agent (the “Administrative Agent”), Truist Bank, as the Amendment No. 10 Additional Term Lender (as defined in the Term Loan Agreement), and the other lenders party thereto, to amend the Credit Agreement, dated as of November 12, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among the Company, the Administrative Agent, and the lenders party thereto.

Certain lenders and agents that are parties to the Amendment Agreement have in the past performed, and may in the future, from time to time, perform, investment banking, financial advisory, lending or commercial banking services for the Company and its subsidiaries and affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The foregoing description of the Amendment Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment Agreement No. 10, dated as of March 12, 2025, by and among Avient Corporation, the subsidiaries of Avient Corporation party thereto, the existing lenders under the Term Loan Agreement, Citibank, N.A, as administrative agent, and Truist Bank, as the Amendment No. 10 Additional Term Lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIENT CORPORATION

By:	/s/ Amy M. Sanders
Name:	Amy M. Sanders
Title:	Senior Vice President, General Counsel, Secretary and Corporate Ethics Officer

Date: March 17, 2025